                             HELLER FINANCIAL LOGO

                                   Tender of
                       7.375% Notes due November 1, 2009
          which have been Registered Under the Securities Act of 1933 in Exchange for
                 Unregistered 7.375% Notes due November 1, 2009
                                       of
                             HELLER FINANCIAL, INC.


 THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON        ,
 2000, UNLESS EXTENDED. THE TERM EXPIRATION DATE MEANS THAT TIME AND DATE OR, IF WE EXTEND THE EXCHANGE OFFER, THE LATEST TIME AND DATE TO WHICH WE EXTEND THE EXCHANGE OFFER. YOU MAY WITHDRAW UNREGISTERED 7.375% NOTES DUE NOVEMBER 1, 2009 TENDERED IN THE EXCHANGE OFFER AT ANY TIME BEFORE THE EXPIRATION DATE.


To Our Clients:

   Enclosed for your consideration is a Prospectus dated             , 2000 of
Heller Financial Inc. and a Letter of Transmittal relating to Heller's offer to exchange its 7.375% Notes due November 1, 2009, which have been registered under the Securities Act of 1933, for an equal principal amount of its outstanding unregistered 7.375% Notes due November 1, 2009, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal. As described in the Prospectus, the terms of the registered notes are substantially the same in all material respects to those of the unregistered notes, except that the registered notes (1) will be registered under the Securities Act and, therefore, will not bear legends restricting their transfer under the Securities Act and (2) will not have registration rights or contain provisions regarding the payment of additional interest under circumstances relating to the timing of the exchange offer or the filing of a registration statement.

   The enclosed materials are being forwarded to you as the beneficial owner of unregistered notes held by us for your own account or benefit but not registered in your name. A tender of the unregistered notes pursuant to the exchange offer can be made only by us as the registered holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender for exchange unregistered notes held by us and registered in our name for your account. Therefore, Heller urges you, as beneficial owner of unregistered notes that are registered in our name, to contact us promptly if you wish to tender unregistered notes in the exchange offer.

   Accordingly, we request instructions as to whether you wish to tender for exchange any or all of the unregistered notes held by us for your account or benefit, pursuant to the terms and conditions of the exchange offer described in the Prospectus and the Letter of Transmittal. We urge you to read carefully the Prospectus and the Letter of Transmittal before instructing us whether to exchange your unregistered notes. We also request that you confirm that we may, on your behalf, make the representations contained in the Letter of Transmittal.

   Your instructions to us should be forwarded as promptly as possible in order to permit us to exchange unregistered notes on your behalf in accordance with the provisions of the exchange offer before the expiration date. Unregistered notes tendered in the exchange offer may be withdrawn at any time before the expiration date.

   Your attention is directed to the following:

     1. The exchange offer is for the exchange of registered notes for an equal principal amount of unregistered notes, of which $600,000,000 aggregate principal amount is issued and outstanding as of this date. Tenders of unregistered notes will be accepted only in denominations of $1,000 of principal amount and integral multiples of $1,000.

     2. THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM AGGREGATE PRINCIPAL AMOUNT OF UNREGISTERED NOTES BEING TENDERED BY THE HOLDERS OF THE UNREGISTERED NOTES.

     3. Heller has agreed to pay the expenses of the exchange offer.

     4. Any transfer taxes incident to the transfer of unregistered notes from the tendering holder to Heller will be paid by Heller, except as provided in the Prospectus and the Letter of Transmittal.

   The exchange offer is not being made to, nor will exchanges be accepted from or on behalf of, holders of unregistered notes residing in any jurisdiction in which the making of the exchange offer or acceptance of the exchange offer would not be in compliance with the laws of that jurisdiction.

   If you wish to have us exchange any or all of your unregistered notes held by us for your account or benefit, please so instruct us by completing, executing, detaching and returning to us the instruction form that appears below. An envelope in which to return your instructions to us is enclosed. If you authorize the exchange of your unregistered notes, we will tender all your unregistered notes for exchange, unless you indicate otherwise in the instruction form.

                                          Very truly yours,

                                  INSTRUCTIONS

   The undersigned acknowledge(s) receipt of your letter, the enclosed
Prospectus dated        , 2000 and the related Letter of Transmittal relating
to the offer by Heller Financial, Inc. to exchange its 7.375% Notes due November 1, 2009 which have been registered under the Securities Act of 1933 for an equal principal amount of its outstanding unregistered 7.375% Notes due November 1, 2009.

   You are instructed to tender the principal amount of unregistered notes indicated below, or, if no number is indicated below, all my (our) unregistered notes, that are held by you for the account or benefit of the undersigned, upon the terms and subject to the conditions described in the Prospectus and the Letter of Transmittal.


                                                        SIGN HERE

 Principal amount of unregistered         _____________________________________
 notes to be tendered for exchange*

                                          _____________________________________

                                                      Signature(s)
                  $                       _____________________________________


                                          _____________________________________

                                          _____________________________________
                                              Print Name(s) and Address(es)
                                          _____________________________________

                                          _____________________________________
                                            Area Code and Telephone Number(s)
                                          _____________________________________
                                           Name and Capacity, if Signing in a
                                          Representative or Fiduciary Capacity

                                          _____________________________________
                                              Tax Identification or Social
Dated: ______________________________              Security Number(s)

--------
  * I (we) understand that if I (we) sign this instruction form without indicating a principal amount of unregistered notes in the space provided, all unregistered notes held by you for my (our) account or benefit will be tendered for exchange.